UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2018 (July 16, 2018)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective July 19, 2018, the board of directors (the “Board”) of South State Corporation (the “Company”) appointed Renee R  Brooks to serve as the Company’s Chief Operating Officer. Ms. Brooks previously served as the Company’s Chief Administrative Officer.  The information called for by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Ms. Brooks, and information with respect to Ms. Brooks’ employment and compensatory agreements, is set forth in the Company’s proxy statement filed on March 7, 2018 and in its Annual Report on Form 10-K filed on February 23, 2018, which information is incorporated herein by reference.  In connection with Ms. Brooks’ appointment as Chief Operating Officer, John C. Pollok will continue to serve as the Company’s Chief Financial Officer.

Leadership Succession Planning and Retirements

Effective as of July 19, 2019, Greg A. Lapointe was named as the President of South State Bank, the Company’s wholly-owned subsidiary (the “Bank”).  John F. Windley, who previously served as both the President and Chief Executive Officer of the Bank, will continue to serve as the Chief Executive Officer of the Bank until March 1, 2019.  Thereafter, Mr. Windley will continue to serve as an  employee of the Bank in a business development role pursuant to a part-time employment agreement (the “Windley Agreement”). The Windley Agreement is effective March 1, 2019, has a term of one year, provides a base annual salary of $200,000, and contains customary non-competition obligations. The foregoing is only a summary of certain terms of the Windley Agreement which is qualified in its entirety by Exhibit 10.1 incorporated by reference herein.

On January 1, 2019, Jonathan S. Kivett will succeed Joseph E. Burns as the Chief Credit Officer of the Company. Mr. Burns will continue to serve as Chief Credit Officer of the Company until December 31, 2018.  Thereafter, Mr. Burns will continue serving as an employee of the Company and assist the credit administration function during a transitional period ending September 1, 2019. Mr. Burns has entered into a one year consulting agreement with the Bank that is effective beginning September 1, 2019 (the “Burns Agreement”). The Burns Agreement provides  for annualized compensation to Mr. Burns of $150,000 and contains customary non-competition obligations.  The foregoing is only a summary of certain terms of the Burns Agreement which is qualified in its entirety by Exhibit 10.2 incorporated by reference herein.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “will”, “anticipates,” “plan,” “potential,” “possible” and other similar expressions. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, health, future board determinations, career decisions by individuals, and other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC) or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual Report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective March 1, 2019, between South State Bank, the Company and John F. Windley.

10.2	Consulting Agreement, effective September 1, 2019, between South State Bank, the Company and Joseph E. Burns.

99.1	Press Release dated July 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

Dated: July 19, 2018	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President, Chief Financial Officer